                                                                     EXHIBIT 4.5

                      AMENDMENT THREE TO AGENTED REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT

      This Amendment Three to Agented Revolving Credit and Term Loan Agreement ("Amendment") is dated effective March 1, 2004, among ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation ("Orchids"), ORCHIDS ACQUISITION GROUP, INC., a Delaware corporation ("OAG") ("Orchids" and "OAG" are referred to herein, separately and collectively, as "Borrower"), and BANK OF OKLAHOMA, N.A. and LOCAL OKLAHOMA BANK, N.A. (individually "Bank" and collectively "Banks"), and BANK OF OKLAHOMA, N.A., as agent for the Banks hereunder (in such capacity, "Agent").

                                    RECITALS

       A. Reference is made to the Agented Revolving Credit and Term Loan Agreement by and among Orchids, Banks and Agent, dated October 15,2002 and amended October 14,2003 and January 14, 2004, among Borrower and Banks ("Credit Agreement"), pursuant to which currently exists: (i) a $6,500,000 term loan ("$6,500,000 Term Loan"); (ii) a $4,000,000 term loan ("$4,000,000 Term Loan");
and (iii) a $4,500,000 revolving line of credit ("$4,500,000 Revolving Line"), evidenced by the $3,000,150 Line Note and the $1,499,850 Line Note. Terms used herein shall have the meanings given in the Credit Agreement, unless otherwise defined herein.

      B. On the date of this Amendment, OAG plans to purchase 100% of the outstanding and issued common stock of Orchids.

      C. Borrower has requested that Banks amend the Credit Agreement and restructure the financing to provide for the purchase of stock by OAG, such that: (i) OAG shall be added as a co- borrower to the Credit Agreement; (ii) the $4,500,000 Revolving Line would be increased to $5,000,000, and the maturity date extended to February 28, 2005; (iii) the $6,500,000 Term Loan and the $4,000,000 Term Loan would be consolidated and additional funds advanced pursuant to Section 2.1 of the Credit Agreement (as amended hereby), resulting in one $13,500,000 term loan with a maturity date of April 30, 2007; and (iv) certain other terms and provisions of the Credit Agreement would be modified; and Banks have agreed to Borrower's request, subject to the terms and conditions of this Amendment.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the representations and warranties contained herein and for valuable consideration received, the parties agree to the following:

      1. Amendments to the Credit Agreement. The Credit Agreement is hereby amended, as follows:

            1.1. The Credit Agreement is amended to reflect that OAG shall be added as a co- borrower with Orchids, and that the term "Borrower", wherever used throughout the Credit Agreement and other Loan Documents, shall additionally include OAG, jointly and severally. And OAG hereby assumes all Obligations as a Borrower as a direct obligor and not as an accommodation party, jointly and severally. All financial covenants and financial statements shall be based upon consolidated information from the Borrowers, and all affirmative and negative covenants shall be construed as applying to both Borrowers in the aggregate, unless the content dictates otherwise as determined by the Banks in their sole discretion.

            1.2. The Credit Agreement is amended so that all references to the "$4,500,000 Revolving Line" are changed to the "$5,000,000 Revolving Line."

            1.3. The Credit Agreement is amended so that all references to the "$6,500,000 Term Loan" or the "$4,000,000 Term Loan" are changed to the "$13,500,000 Term Loan."

            1.4. Section 1.2 (Adjusted LIBOR Rate) is hereby amended and restated in its entirety, as follows:

                  "1.2. "Adjusted LIBOR Rate" shall mean the LIBOR Rate plus the LIBOR Rate Margin. The Adjusted LIBOR Rate shall be recalculated by Agent (which determination shall be conclusive subject to manifest error) on not less than an annual basis, upon Agent's receipt of Borrower's annual audited financial statements."

      From the date of this Amendment to the first recalculation, the Adjusted LIBOR Rate shall be set at the LIBOR Rate on the date of this Amendment plus four and one quarter of one percent (4.25%) percent per annum, with the first recalculation to be effected upon Agent's receipt of Borrower's December 31,2004, consolidated, annual audited financial statement.

            1.5. Section 1.3 (Adjusted Prime Rate) is hereby amended and restated in its entirety, as follows:

                  "1.3. "Adjusted Prime Rate" shall mean the Prime Rate plus the Prime Rate Margin. The Adjusted Prime Rate shall be recalculated by Agent (which determination shall be conclusive subject to manifest error) on not less than an annual basis, upon Agent's receipt of Borrower's annual audited financial statements."

      From the date of this Amendment to the first recalculation, the Adjusted Prime Rate shall be set at the Prime Rate on the date of this Amendment plus one and one-half of one percent (1.5%) per annum, with the first recalculation to be effected upon Agent's receipt of Borrower's December 31, 2004, consolidated, annual audited financial statement.

            1.6. Section 1.22 ("$4,333,550 Term Note") is hereby deleted in its entirety.

            1.7. Section 1.23 (Funded Debt) is hereby amended and restated in its entirety, as follows:

                  "1.23. "Funded Debt" shall mean, to the extent actually funded and outstanding at a specified time, all interest bearing Debt of Borrower plus Subordinated Debt and permitted Capitalized Lease Expenditures."

            1.8. Section 1.34 (LIBOR Margin) is amended to reflect that the grid is hereby amended and restated, as follows:

          RATIO OF FUNDED DEBT TO CASH FLOW                  LIBOR MARGIN
          ---------------------------------                  ------------
Greater than or equal to 3.5 to 1 but less than 4.0               4.25%
to 1

Greater than or equal to 3.0 to 1 but less than 3.5               3.75%
to 1

Greater than or equal to 2.25 to 1 but less than 3.0              3.00%
to 1

Greater than or equal to 1 .5 to 1 but less than 2.25             2.75%
to 1

Less than 1 .5 to 1                                               2.25%

            1.9. Section 1.36 (Loan) is hereby amended and restated in its entirety, as follows:

                  "1.36 "Loan" shall mean advances under the $5,000,000 Revolving Line and the $13,500,000 Term Loan."

            1.10. Section 1.46 (Notes) is hereby amended and restated in its entirety, as follows:

                  "1.46. "Notes" shall mean, separately and collectively, the Line Notes and the Term Notes."

            1.11. Sections 1.48 ($1,499,850 Line Note) and 1.49 ($1,333,200 Term
      Note) are hereby deleted in their entirety.

            1.12. Section 1.57 (Prime Rate Margin) is amended to reflect that the grid is hereby amended and restated, as follows:

          RATIO OF FUNDED DEBT TO CASH FLOW                  PRIME MARGIN
          ---------------------------------                  ------------
Greater than or equal to 3.5 to 1 but less than 4.0              1.5%
to 1

Greater than or equal to 3.0 to 1 but less than 3.5              1.0%
to 1

Greater than or equal to 2.25 to 1 but less than 3.0             .25%
to 1

Greater than or equal to 1 .5 to 1 but less than 2.25              0
to 1

Less than 1 .5 to 1                                              -.5%

            1.13. Section 1.60 (Pro Rata Share) is hereby amended and restated in its entirety, as follows:

                  "1.60. "Pro Rata Share" shall mean, as to Bank of Oklahoma, N.A., seventy-five percent (75%), and as to Local Oklahoma Bank, twenty-five percent (25%).

            1.14. The last sentence of Section 1.62.10 ("Qualified Receivables") is hereby amended as follows:

                  "Notwithstanding the foregoing, but subject to formal written approval of the Banks, the accounts receivable of Dollar General Store and Family Dollar (or their respective successors) shall be included as Qualified Receivables up to 35% of total accounts receivable, and any amounts over 35% will be excluded from the Borrowing Base unless specifically waived in writing in each instance by the Banks in their sole discretion."

            1.15. Section 1.66 ("Termination Date") is hereby amended to evidence that the termination date shall now mean and read "February 28, 2005".

            1.16. Sections 1.67 ($3,000,150 Line Note), 1.68 ($2,166,450 Term
      Note), and 1.69 ($2,666,800 Term Note) are hereby deleted in their entirety.

            1.17. New Sections 1.73 through 1.77 are hereby added, as follows:

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                  "1.73. "Cash Flow" shall mean EBITDA less any income taxes paid in cash and any distributions or dividends paid in cash with respect to Borrowers' shares of capital stock.

                  1.74. "Line Note" or "Line Notes" shall mean, separately and collectively, the $1,250,000 Promissory Note and the $3,750,000 Promissory Note in form and content as set forth on Schedules "1.74(a)" and "1.74(b)", respectively, attached hereto.

                  1.75. "Term Note" or "Term Notes" shall mean, separately and collectively, the $3,375,000 Promissory Note and the $10,125,000 Promissory Note, in form and content as set forth on Schedules "1.75(a)" and "1.75(b)", respectively, attached hereto.

                  1.76. "Subordinated Debt" means the aggregate principal amount of up to $3,000,000 evidenced by the Subordinated Notes issued to the lenders set forth on Schedule "1.76" hereto and in such amounts set forth opposite each lender's name on Schedule "1.76."

                  1.77. "Subordinated Notes" means the unsecured, subordinated
                        Promissory Notes issued by OAG, the form of which is attached as Schedule "1.77" hereto."

      The Line Notes to be attached to the Credit Agreement as Schedules "1.74(a)" and "1.74(b)"; the Term Notes to be attached to the Credit Agreement as Schedules "1.75(a)" and "1.75(b)"; the names of the subordinated lenders to be attached to the Credit Agreement as Schedule 1.76, and the Subordinated Note to be attached to the Credit Agreement as Schedule "1.77" shall be attached to this Amendment as Schedules "1.17(a)", "1.17(b)", "1.17(c)", "1.17(d), "1.17(e)" and "1.17(f)",
      respectively.

            1.18. Section 2.1 ($6,500,000 Term Loan) is hereby deleted and replaced with the following:

                  "2.1. $13,500,000 Term Loan. Subject to the terms and conditions of this Agreement, each Bank agrees to loan to Borrower said Bank's Pro Rata Share of the aggregate principal amount of $13,500,000, to be further evidenced by the Term Notes. The purpose of the advance under the $13,500,000 Term Loan is to finance OAG's acquisition of the stock of Orchids. The available amount to be advanced at closing shall not exceed $13,500,000.

                  2.1.1 Mandatory Excess Cash Flow Recapture. Borrower shall make a principal reduction to the Term Notes equal to forty percent (40%) of the Excess Cash Flow determined annually based upon Borrower's annual audited financial statements to Agent. For purposes hereof, Excess Cash Flow shall mean, for the applicable twelve (12) month period, EBITDA minus, without duplication: (i) principal and interest paid under the Notes,
                  (ii) interest expense to the extent paid in cash during such period, (iii) capitalized lease payments permitted hereunder,
                  (iv) any income taxes paid in cash and (v) cash payments made in such period with respect to permitted capital expenditures.

            1.19. Section 2.2 ($4,000,000 Term Loan) is hereby deleted in its entirety.

            1.20. Section 2.3 ($4,500,000 Revolving Line) is hereby amended to reflect that all references to the amount "$4,500,000" shall now mean and read "$5,000,000", and that all references to the "$3,000,150 Line Note" and the "$1,499,850 Line Note" shall now mean and read the "Line Notes".

            1.21. A new Section 7.2(8) is hereby added:

                  "(8) The Subordinated Debt."

      (In furtherance hereof, in Section 7.2(6) the word "and" at the end thereof is hereby deleted; and in Section 7.2(7) the word "and" is hereby added to the end thereof.

            1.22. Section 7.3 (Mergers) is hereby amended by adding the following sentence at the end of that Section:

                  "Notwithstanding anything to the contrary in the preceding sentence, OAG and Orchids may merge with each other provided that no Initial Default or Matured Default exists or will occur as a result of the merger, and subject to Banks' prior written consent which will not be withheld unreasonably."

            1.23. Section 7.6 (Dividends) is hereby amended to reflect that the phrase "Except as related to the refinance of stockholder equity contemplated under Section 2.2 hereof," is hereby deleted.

            1.24. Section 7.9 (Transactions with Affiliates) is hereby amended by adding the following sentence to the end of that Section:

                  "Notwithstanding anything to the contrary in the preceding sentence, the Borrower shall be permitted to enter into and perform its obligations under the Management Services Agreement between the Borrower and Weatherly Group, LLC (or its affiliates) substantially in the form attached as Schedule 7.9, provided that such performance does not cause an Initial Default or Matured Default."

            1.25. Section 8.1 (Funded Debt to EBITDA) is hereby amended as follows:

                  "8.1 Funded Debt to EBITDA. Maintain, tested on the last day of each fiscal quarter commencing March 31,2004, a ratio of
                  (i) Funded Debt for the preceding four consecutive fiscal quarters of Borrower to (ii) EBITDA for the preceding four consecutive fiscal quarters of Borrower of not greater than
                  3.5 to 1."

            1.26. Section 8.3 (Tangible Net Worth) is hereby amended to read as follows:

                  "8.3 Net Worth. Maintain, tested on the last day of each fiscal quarter commencing March 31, 2004, a net worth of not less than $8,000,000, including Subordinated Debt."

            1.27. Section 8.4 (Debt Service Coverage Ratio) is hereby amended to read as follows:

                  "8.4 Debt Service Coverage Ratio. Maintain, tested on the last day of each fiscal quarter commencing March 31, 2004, a Debt Service Coverage Ratio of not less than 1.25 to 1."

            1.28. Section 9.1 (Events of Default) is amended to reflect that subparagraph (10) is hereby mended and restated in its entirety, and a new subparagraph (11) is hereby added, as follows:

                  "(10) Without the prior written consent of Banks, which consent shall not be unreasonably withheld, conditioned or delayed, a change in management should occur such that Mike Sage is no longer the Chief Executive Officer of Orchids, or any merger or other corporate restructure occurs. Notwithstanding anything to the contrary in the preceding sentence, neither the termination of Mike Sage's employment for cause nor the merger of Orchids and OAG (subject to Section 7.3) is an Event of Default.

                  (11) A change in control of Borrower should occur, such that the majority owners as of March 2, 2004 no longer collectively own fifty-one percent (51%) or more of the outstanding common stock of Borrower."

      2. Conditions Precedent. This Amendment and each Bank's commitments hereunder are conditioned upon satisfaction of the following at or before closing.

            2.1. Borrower shall execute and deliver to Banks this Amendment.

            2.2. Borrower shall execute and deliver to Bank of Oklahoma, N.A. the $3,750,000 Promissory Note and the $10,125,000 Promissory Note.

            2.3. Borrower shall execute and deliver to Local Oklahoma Bank the $1,250,000 Promissory Note and the $3,375,000 Promissory Note.

            2.4. Borrower shall deliver to Banks an original, fully executed Subordination Agreement, in form and content as set forth on Schedule "2.4" hereto, accompanied by a form of the Subordinated Notes, which must be unsecured and otherwise in form and content acceptable to Bank.

            2.5. Borrower shall deliver to Banks an opinion of counsel for Orchids and OAG, in form and content acceptable to Banks.

            2.6. Borrower shall deliver to Bank a Secretary's Certificate for Orchids, in form and content as set forth on Schedule "2.6" hereto.

            2.7. Borrower shall deliver to Banks a Secretary's Certificate for OAG, in form and content as set forth on Schedule "2.7" hereto.

            2.8. Borrower shall deliver to Banks a Certificate of Good Standing, a copy of the Certificate of Incorporation and a copy of the Bylaws, and any amendments thereto, for OAG

            2.9. Borrower shall pay to Agent, for the benefit of Banks, a commitment fee in the amount of $92,500.

            2.10. Borrower shall pay to Agent an arranger fee in the amount of $11,562.

            2.11. Borrower shall provide any and all documents, agreements and instruments related to this transaction, reasonably requested by the Banks.

            2.12. Borrower shall deliver to Agent an executed copy of the Escrow Agreement ("Escrow Agreement"), which must evidence that any distributions to Borrower shall be delivered to Agent.

            2.13. Borrower shall pay all accrued and unpaid interest under the Loans described in Recital A through the day preceding closing.

            2.14. Orchids shall execute and deliver to Agent a First Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, in form and content as set forth on Schedule "2.14" hereto.

            2.15. Banks must approve the Management Service Agreement.

      3. Borrower Ratification. Orchids and OAG each hereby ratify and confirm the Credit Agreement, and all instruments, documents and/or agreements executed and/or delivered by Orchids to Bank in connection therewith, and each Borrower represents to Banks that: (i) they remain in full force and effect; (ii) all representations and warranties made thereunder are true and correct as of the date hereof; (iii) no Subsidiary of Borrower has been created or acquired which would be subject to Section 6.12 of the Credit Agreement; and (iv) no Event of Default exists or will result from the execution of this Amendment. Further, OAG hereby acknowledges and agrees that it has read and understands the Credit Agreement and all other Loan Documents, and that it agrees to comply with each and every provision thereof as fully as if it had executed the original Credit Agreement and other Loan Documents.

      4. Ratification and Amendment of Security Agreement. Orchids hereby specifically ratifies and confirms the Security Agreement, and acknowledges and agrees that it is hereby amended to reflect that it secures the Line Notes and the Term Notes. 5. Escrowed Funds. Borrower hereby assigns, transfers and conveys to Agent all of Borrower's rights under the Escrow Agreement, including the right to receive any distributions thereunder, and Borrower hereby authorizes and directs the escrow agent to distribute any proceeds thereunder, which Borrower is entitled to receive, directly to Agent for application to the Notes as determined by Banks in their sole discretion.

      6. Governing Law and Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma, and shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

      7. Costs, Expenses and Fees. Borrower agrees to pay all costs, expenses and fees incurred by the Banks or otherwise in connection herewith, including, without limitation, all reasonable attorney fees, costs and expenses of Riggs, Abney, Neal, Turpen, Orbison & Lewis.

      8. Multiple Counterparts. This Amendment may be executed in any number of counterparts, and all the counterparts taken together shall be deemed to constitute one and the same instrument.

      9. Further Assurances. Borrower will immediately execute and deliver to the Banks upon request all such other and further instruments as may be required or desired by the Banks from time to time in compliance with or in accomplishment of the covenants and agreements of Borrower made in this Amendment and such other instruments and documents referred to or mentioned herein, all as may be necessary or appropriate in connection therewith.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

                                 "Borrower"

                                 ORCHIDS PAPER PRODUCTS COMPANY

                                 By /s/ Keith R. Schroeder
                                    -------------------------------------------
                                    Keith R. Schroeder, Chief Financial Officer

                                 ORCHIDS ACQUISITION GROUP, INC.

                                 By /s/ Keith R. Schroeder
                                    -------------------------------------------
                                    Keith R. Schroeder, Executive Vice
                                    President

                                 BANK OF OKLAHOMA, N.A., as Bank and Agent

                                 By /s/ Stephen R. Wright
                                    -------------------------------------------
                                    Stephen R. Wright, Senior Vice President

                                 LOCAL OKLAHOMA BANK, as Bank

                                 By /s/ Elisabeth F. Blue
                                    -------------------------------------------
                                    Elisabeth F. Blue, Senior Vice President